EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Branch Optimization Plan

MATTOON, Ill., Dec. 04, 2020 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced plans to optimize its branch network as part of its ongoing efforts to accommodate changing customer behaviors and improve operating efficiencies. During 2021, and subject to applicable regulatory requirements, the Company plans to close and consolidate 10 of its 63 full-service branches throughout its footprint. One of the closures is planned pursuant to the pending acquisition of LINCO Bancshares, Inc. and another location will be converted to a loan production office.

“Our customers’ preferences have accelerated towards digital banking and we can consolidate these lower usage branches into our other locations in close proximity, while still providing the community bank experience our customers expect,” said Joe Dively, Chairman and Chief Executive Officer.

In connection with the plan, the Company anticipates approximately $2 million in non-recurring costs during 2021, assuming no gain or loss on the owned facilities. The Company estimates annual cost savings of approximately $1 million with the first full year benefit in 2022.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc. and First Mid Wealth Management Co. First Mid is a $4.5 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois and eastern Missouri and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in their work and their ability to serve our customers well over the last 155 years. More information about the Company is available on our website at www.firstmid.com.

Forward Looking Statements:
This document may contain certain forward-looking statements about First Mid Bancshares, Inc. (“First Mid”) and LINCO Bancshares, Inc., a Missouri corporation (“LINCO”), such as discussions of First Mid’s and LINCO’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and LINCO intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and LINCO, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and LINCO will not be realized or will not be realized within the expected time period; the risk that integration of the operations of LINCO with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to obtain the required stockholder approval; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and LINCO; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and LINCO’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and LINCO; accounting principles, policies and guidelines; the severity, magnitude and duration of COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the government, commercial customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s and LINCO’s liquidity and capital positions, impair the ability of First Mid’s and LINCO’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s and LINCO’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Media Contact:
Laura Zuhone
VP, Director of Marketing
217-258-0675
lzhone@firstmid.com